Exhibit 99.1

Execution Copy

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

SOFTWARE LICENSE AGREEMENT

This Software License Agreement (the “Agreement”) is made and entered into between Convergys Information Management Group Inc., an Ohio corporation, with the address of its principal place of business at 201 East Fourth Street, Cincinnati, Ohio 45202 (“Licensee” or “Convergys”), and Boston Communications Group, Inc. a Massachusetts corporation with the address of its principal place of business at 55 Middlesex Turnpike, Bedford, MA 01730 (“Licensor” or “BCGI”) effective as of the 23rd day of March, 2006. Licensor and Licensee are hereinafter referred to as the “Parties.”

Whereas, Licensor desires to license to Licensee, and Licensee desires to license from Licensor, the right to use and sublicense certain software owned by Licensor;

Whereas, Licensor desires to enable Licensee as a preferred channel partner for Licensor products and related services [**] upon the terms and conditions set forth herein;

Now, Therefore, in consideration of the mutual promises contained herein, the Parties do hereby agree as follows:

1.	Contents of this Agreement. This Agreement and the Schedules attached hereto and any duly executed addenda and amendments are incorporated into and made a part of this Agreement as of the Effective Date set forth above. Additional documents, schedules, exhibits, addenda and amendments may be incorporated into and made a part of this Agreement upon the written consent of the Parties.

2.	Term of this Agreement.

2.1	Initial Term. The term of this Agreement shall commence on the Effective Date and continue for a period of ten (10) years (“Initial Term”).

2.2	Renewal Terms. After the Initial Term, this Agreement shall automatically renew for successive one (1) year renewal terms (“Renewal Terms”) unless either Party provides the other with at least one hundred and eighty (180) days prior written notice of its intent not to renew this Agreement. The “Term” of this Agreement shall be deemed to include the initial Term and any Renewal Terms.

3.	Scope of this Agreement; Related Agreements.

3.1

This Agreement sets forth the software licensing provisions for licensing from Licensor to Licensee. This Agreement also references a Software Escrow Agreement, which is contemplated and entered into as a separate agreement. Except as set forth in Schedule B, Section 6.1 (“Escrow”) below, references to that

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agreement within this Agreement are for informational purposes only. The Parties agree that they shall negotiate a Software Escrow Agreement and execute same within 30 days. The parties agree to negotiate reasonable commercial terms according to the provisions set forth in section 6.1.

3.2	This Agreement also references a Professional Services Agreement, which is contemplated and entered into as a separate agreement. References to that agreement within this Agreement are for informational purposes only. The Parties agree that they shall negotiate a Professional Services Agreement and execute same within 30 days.

3.2.1	The parties agree to negotiate reasonable commercial terms; however, under such Professional Services Agreement, Licensor shall be obligated to provide Licensee with commercially reasonable service levels to be negotiated in good faith.

3.3	This Agreement also references a Software Maintenance Agreement (“Maintenance Agreement”) which is contemplated and entered into as a separate agreement. Rights and remedies for those services reside exclusively within that agreement; references to that agreement within this Agreement are for informational purposes only. The Parties agree that they shall negotiate a Maintenance Agreement and execute same within 30 days. The parties agree to negotiate reasonable commercial terms; provided, however, Licensor agrees in all cases to maintain the software which is the subject of this Agreement.

3.4	In case of conflict, the decreasing order of precedence is as follows: this Agreement, the Confidentiality Agreement, the Software Maintenance Agreement, and the Professional Services Agreement.

3.5	Nothing in this Agreement shall be deemed to preclude Licensor from offering or providing any of its services, products, or licensing directly to any third party. Nothing in this Agreement shall be deemed to preclude Licensee from offering or providing any of its services, products, or licensing directly to any third party. The foregoing shall not be interpreted to allow the use of any Confidential Information of the other Party to be used in such provision of services, products or licensing to third parties, except to the extent that is necessary for Licensee to provide sublicenses and services as anticipated by this Agreement.

3.6	Contemporaneously with the execution of this Agreement the parties shall execute the Confidentiality Agreement attached hereto as Schedule E.

4.	Schedules.

4.1	Definitions. Definitions of Terms used in this Agreement are set forth in Schedule A, Section 1 (“Definitions”).

4.2	General Terms and Conditions. Schedule A (“General Terms and Conditions”) contains the basic terms and conditions applicable to all Licenses.

4.3	Licensed Software and Related Business Terms. Schedule B (“Schedule of Licensed Software and Related Business Terms”) contains a table listing the various Licensed Software Products offered hereunder, and business terms applicable to the licensing and activities to be performed under this Agreement.

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4.4	Pricing and Related Business Terms. Schedule C (“Pricing and Related Business Terms”) sets forth the amounts to be paid by Licensee to Licensor in connection with this Agreement and the related agreements to be executed in connection herewith.

4.5	Sublicenses and Service Bureau Agreement Minimum Terms. Schedule D (“Sublicense and Service Bureau Agreement Minimum Terms”) sets forth minimum terms to be included in Service Bureau Agreements to third party wireless providers.

In Witness Whereof, the Parties hereto, intending to be bound, by their duly authorized signatures below do hereby execute this Agreement as of the date first set forth above.

Licensor: Boston Communications Group, Inc.		Licensee: Convergys Information Management Group Inc.

Signature:	/s/ Ersin Galioglu	Signature:	/s/ Robert A. Lento
Print Name:	Ersin Galioglu	Print Name:	Robert A. Lento
Title:	VP/GM Real Time Billing & Network	Title:	President – CISG
Date:	3/23/06	Date:	3/23/06

SCHEDULE A

GENERAL TERMS & CONDITIONS

1.	DEFINITIONS

1.1	“Authorized Users” means employees of Licensee or a Sublicensee and their third party consultants acting on Licensee’s or Sublicensee’s behalf who use the Licensed Software in accordance with this Agreement.

1.2	“Affiliate” Any corporation or other business entity that either directly or indirectly controls a Party to this License Agreement, is controlled by such Party, or is under common control of such Party, either presently or in the future. As used herein, the term “control” means possession of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through the ownership of the majority of voting securities, by contract, or otherwise.

1.3	“Change in Control” shall mean the occurrence either of the following events: (i) any “person” becomes, alone or together with such person’s affiliates, a “beneficial owner” of more than fifty percent (50%) of the outstanding equity securities of a Party (as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder); or (ii) in a single transaction or related series of transactions, the consummation of a merger, consolidation or share exchange involving a Party, or the sale of all or substantially all of the assets of the Party. With respect to Licensor, “Change of Control” shall also be deemed not by way of limitation of the foregoing to include a sale, assignment, transfer or other disposition of all rights in the Licensed Software, and shall not include licensing of the Licensed Software in the ordinary course.

1.4	“Documentation” means any manuals, handbooks and other written or electronic material accompanying the Licensed Software.

1.5	[**].

1.6	“Intellectual Property” means patents, copyrights, trademarks, trade secrets or other intellectual and intangible property rights, including all registrations and applications therefore, and all continuations, continuations in part, divisional applications, and renewals of any of the foregoing.

1.7	“License Addendum” means an addendum to this Agreement which adds or subtracts Licensed Software, License Types or License Fees, and which is executed by both Licensor and Licensee.

1.8	“License” means a license to use the Licensed Software as set forth in Section 2 of this Schedule A, and in accordance with the terms and conditions of this Agreement.

1.9	“License Fees” are set forth in Schedule C.

1.10

“Licensed Software” means all Licensor software products now owned or hereafter acquired by Licensor, including but not limited to the products listed on Schedule B, together with all updates, revisions, error corrections and enhancements thereof which are provided by Licensor to Licensee. The term “Licensed Software” shall also mean any software developed under the Professional Services provisions of this Agreement that are designated as owned by Licensor, all of which shall be governed by the terms and conditions of this Agreement.

1.11	“Licensed Software Products” means the Licensor products now owned or hereafter acquired by Licensor, including but not limited to the products listed on Schedule B, which are available for licensing by Licensee from Licensor under this Agreement.

1.12	“Professional Services” are described in Section 3.2.

1.13	“Service Bureau Agreements” are defined in Section 2.1.2 below

1.14	“Service Bureau Customers” are defined in Section 2.1.2 below.

1.15	“Service Bureau License” is defined in Section 2.1.2 below.

1.16	“Software Maintenance Agreement” is defined in Section 4.1 (“Support”)

1.17	“Statement of Work” (SOW) is described in Schedule B Section 11 (“Professional Services”).

1.18	“Sublicenses” are defined in Section 2.1.2 below.

1.19	“Sublicense Agreements” are defined in Section 2.1.2 below.

1.20	“Sublicensees” are defined in Section 2.1.2 below.

1.21	“Successor in Interest” means the entity assuming control of a Party following a Change in Control.

1.22	The “Term” of this Agreement is defined in Section 2.

2.	LICENSE

2.1	License.

2.1.1	General Terms. Subject to Licensee’s compliance with the terms and conditions set forth in this Agreement, Licensor grants to Licensee, and Licensee accepts, a perpetual, nontransferable (except as provided herein) license (the “License”) to use the copies of the Documentation and Licensed Software provided by Licensor in object code form in the manner described in the Documentation and in this Agreement.

2.1.2	Permitted Uses (Types of Licenses).

2.1.2.1	Service Bureau License. Licensee and its Affiliates are hereby granted a License (“Service Bureau License”) to use the Licensed Software solely for Licensee’s internal business purposes or to provide the capabilities afforded by the Licensed Software to third parties purchasing services directly from Licensee (“Service Bureau Customers”) under agreements between Licensee and such customers (“Service Bureau Agreements”) provided that Licensee continues to make Service Bureau payments to Licensor in accordance with this Agreement.

2.1.2.1.1	Territory. End user wireless provider (including but not limited to carriers, MVNOs, MVNEs, resellers, etc.) customer may provide the services supported by the Licensed Software to their end user consumers worldwide.

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2.1.2.1.2	No Multiple Tiers for Service Bureau Business. Licensee may not sublicense the Licensed software to a Sublicensee which in turn provides the services afforded to third parties on a Service Bureau basis.

2.1.2.2	Sublicenses. Licensee is authorized to grant Sublicenses (“Sublicenses”) to third party wireless providers (including but not limited to carriers, MVNOs, MVNEs, resellers, etc.) (“Sublicensees”), under Sublicense Agreements (“Sublicense Agreements”) containing terms no less restrictive than the terms described in Schedule D, and which are reasonably acceptable to Licensor, which permit the Sublicensees in turn use the License Software to provide services to their end user consumers. Licensee may not grant a Sublicense to [**] its affiliates.

2.1.2.3	Archive Copies: Licensee may make a reasonable number of back-up and archival copies of the Licensed Software as needed for Licensee’s permitted uses under this Agreement. Licensee may copy the Documentation for Licensee’s use of the Licensed Software.

2.1.2.3.1	Territory. The Sublicensees may provide services to end user consumers worldwide.

2.1.2.3.2	No Time Sharing, Etc. Licensee is not authorized to permit Sublicensees to use the Licensed Software on a time-sharing, Service Bureau or any other basis, except as allowed under “Service Bureau” above in this Section.

2.2	Authorized Users. The Licensed Software and Documentation may be accessed and used only by Authorized Users.

2.3	Restrictions.

2.3.1	No Other Uses Allowed. Except as stated in this Section 2, Licensee and Sublicensees shall:

2.3.1.1	make no other utilization of the Licensed Software, or use the Licensed Software for the benefit of any other person or entity, or permit any third party to make such utilization,

2.3.1.2	in no way modify, distribute or transmit all or any portion of the Licensed Software or Documentation, other than in accordance with its rights under the License, and

2.3.1.3	have no other rights or licenses with respect to the Licensed Software or Documentation.

2.3.2	Specific Restrictions.

2.3.2.1	Modifications. Neither Licensee nor any Sublicense shall attempt to customize, modify, enhance or otherwise change or supplement the Licensed Software or to develop, alter or use any access code or key relating to the Licensed Software other than the key supplied to Licensee by Licensor.

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2.3.2.2	Restrictions Against Reverse Engineering and Other Restrictions. Licensee shall not: (i) reverse engineer, decompile or disassemble the Licensed Software; (ii) bypass, alter or improperly use any access code; (iii) use Licensed Software in a manner not described in the Documentation; or (iv) use the Licensed Software or Documentation in any unlawful, improper or inappropriate manner or for any unlawful, improper or inappropriate purpose. ; provided that Licensor fulfills its maintenance obligations under the Maintenance Agreement.

2.4	Modifications for Interoperation and Other Enhancements. If Licensee desires that the Licensed Software interoperate with one or more other software programs, or desires an enhancement, Licensee may request and Licensor shall, if technically feasible, provide such services under the Professional Services Agreement to develop such enhancement.

2.5	Applicability of License Terms. Licensee shall enter into Sublicense Agreements with Sublicensees, or into Service Bureau Agreements with Service Bureau Customers, in order to put in place licensing terms consistent with the terms of this Agreement.

2.5.1	Conduct. Licensee shall use reasonable efforts to ensure that Sublicensees and Service Bureau Customers use the Licensed Software and Documentation or access the services provided by Licensee consistent with the requirements of this Section and with the requirements of this Agreement generally.

2.5.2	Content of Sublicense Agreements. Sublicense Agreements and Service Bureau Agreements shall contain terms no less restrictive than the terms set forth in this Agreement.

2.6	Term and Termination of Licenses.

2.6.1	The Service Bureau License. The License granted by Licensor to Licensee which allows Licensee to provide services to Service Bureau Customers shall be perpetual provided that Licensee continues to make Service Bureau payments to Licensor in accordance with this Agreement.

2.6.2	Sublicenses.

2.6.2.1	Right to Grant Sublicenses. The Term of the License granted by Licensor to Licensee which enables Licensee to grant Sublicenses shall be for the Term of this Agreement.

2.6.2.2	Sublicense Terms. The term of Sublicenses shall be perpetual, terminable for breach of the licensing terms of the Sublicense Agreement.

2.7	Liability for Acts and Omissions of Sublicensees and Service Bureau Customers. Licensee shall be fully liable for all actions of its employees and consultants, for their failure to comply with any applicable provision of this Agreement, to the extent any of the foregoing’s acts or omissions relate to the activities which are contemplated by this Agreement.

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3.	FEES

3.1	License Fees. Each License is contingent upon Licensee’s payment of the License Fees set forth in Schedule C (the “License Fees”) and any License Fees as may be set forth on any License Addendum. Licensee agrees to pay the License Fees to Licensor in U.S. dollars according to the terms set forth on Schedule C (“Pricing and Related Business Terms”)

3.2	Taxes. The License Fees are exclusive of all federal, state, local and foreign taxes, levies and assessments.

3.2.1	Licensee agrees to bear and be responsible for the payment of all such sales and use taxes, imposed on Licensee or Licensor arising out of this Agreement, excluding any tax based on Licensor’s net income.

3.3	Overdue Payments. If any payment or any other sum due from Licensee under this Agreement should become past due, Licensor may charge Licensee a late payment charge of the lesser of (i) one (1.0) percent per month or (ii) the legal maximum as may be permitted by law on the past due balance.

4.	SUPPORT

4.1	Licensor shall maintain, correct, support or update the Licensed Software under a separate Software Maintenance Agreement to be entered into between Licensor and Licensee. All rights, obligations and liability to such support or failure to support are set forth in that agreement.

5.	USE AND RESTRICTIONS

5.1	Export. Licensee shall comply with all applicable export laws and regulations of all jurisdictions with respect to the Licensed Software and obtain, at its own expense, any required permits or export clearances, copies of which Licensee shall provide to Licensor prior to such export. Licensor will cooperate in obtaining any such permits or clearances.

5.2	Software Dependencies. Licensee understands that certain third party databases, operating systems, network applications, servers, peripherals, hand-held units, and other software and hardware described in the Documentation (“Third Party Products”) may be required for proper use of the Licensed Software. Licensor is not responsible for supplying, maintaining, supporting or configuring such Third Party Products, and it is Licensee’s sole responsibility to ensure that all Third Party Products are properly installed, configured and maintained.

6	OWNERSHIP; INTELLECTUAL PROPERTY RIGHTS

6.1	Ownership. Licensee agrees and acknowledges that Licensor and its suppliers are the owners of all right, title and interest in and to the Licensed Software, Documentation and all Intellectual Property therein, and that Licensee shall not obtain or claim any ownership interest in the Licensed Software or Documentation, or any portion thereof, or any Intellectual Property therein. Licensee agrees and acknowledges that the Licensed Software and Documentation contain the valuable trade secrets and proprietary information of Licensor and its suppliers which have been developed at great expense over many years. Licensee shall not obscure, alter or remove any patent, copyright, trademark, or service mark marking or legend contained on or in any Licensed Software or Documentation.

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6.2	Security. Licensee shall take reasonable steps to ensure that no unauthorized persons have access to the Licensed Software, and to ensure that no persons authorized to have such access shall take any action which would be in violation of this Agreement.

6.3	Reporting. Licensee shall promptly report to Licensor any actual violation of this Section, and shall take such further steps as may reasonably be requested by Licensor to prevent or remedy any such violation.

7.	WARRANTIES; DISCLAIMER OF WARRANTIES

7.1	Each Party acknowledges that it has not entered into this Agreement in reliance upon any warranty or representation except those specifically set forth herein.

7.2	The Parties represent and warrant that they are duly organized and are duly authorized to execute and deliver this Agreement and to perform each of their respective obligations hereunder.

7.3	The Parties represent and warrant that the execution, delivery, and performance by the Parties of this Agreement and the consummation by the Parties of the transactions contemplated hereby will not conflict with or violate (i) any provision of law, rule, or regulation to which the Parties are subject; (ii) any order, judgment, or decree applicable to the Parties or binding upon the Parties’ assets or properties; (iii) any provision of the Parties by-laws or certificate of incorporation; (iv) any agreement or other instrument applicable to the Parties or binding upon the Parties’ assets or properties, or (v) any previous agreement with any third party.

7.4	Licensor represents and warrants that the Licensed Software was made in a good and workman like manner, and will perform substantially in accordance with the published specifications and Documentation.

7.5	Licensee represents and warrants that, it has all rights and licenses [**] needed to offer the licensing and services which it provides to third parties, to the extent such licensing or services use designs, specifications, software or services are provided by Licensor, and that, no payment of any kind shall be required to be made by Licensor to Licensee [**] with respect thereto. To the extent the Licensed Software uses or includes third party software, Licensor warrants that it has sufficient rights with respect to such third party software to grant the License.

7.6

EXCEPT AS PROVIDED ABOVE IN THIS SECTION 7, LICENSOR DISCLAIMS ALL WARRANTIES AND CONDITIONS, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED SOFTWARE AND DOCUMENTATION, INCLUDING ALL IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE; LICENSOR SPECIFICALLY DISCLAIMS ANY WARRANTY THAT THE FUNCTIONS CONTAINED IN THE LICENSED SOFTWARE WILL MEET LICENSEE’S REQUIREMENTS OR WILL OPERATE IN COMBINATIONS OR IN A

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MANNER SELECTED FOR USE BY LICENSEE, OR THAT THE OPERATION OF THE LICENSED SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE.

7.7	Internet Disclaimer. Licensee may be required to access or use the Internet in connection with the use of the Licensed Software. Licensee understands and agrees that the Internet is an unregulated, public network over which Licensor exerts no control. Licensor makes no representations or warranties whatsoever, and shall have no liability whatsoever, with respect to related errors beyond the reasonable control of Licensor. Licensee is solely responsible for implementing adequate firewall, password and other security measures to protect its systems, data and applications from unwanted intrusion, whether over the Internet or by other means.

8.	LIMITATIONS OF LIABILITY

8.1	EXCEPT AS PROVIDED UNDER SECTION 9 BELOW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY DAMAGES RESULTING FROM LOST REVENUE, LOST PROFITS, OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN ANY WAY ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE LICENSED SOFTWARE OR DOCUMENTATION, PROFESSIONAL SERVICES, OR AS OTHERWISE RELATING TO THIS AGREEMENT, HOWEVER CAUSED, EVEN IF SUCH PARTY HAS BEEN MADE AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

8.2.	Acknowledgment. Licensee acknowledges and agrees that the level of the License Fees under this Agreement have been set based on the application of the limitations described in Sections 8.1 above.

9.	INDEMNIFICATION AND OTHER MATTERS

9.1	Indemnity by Licensee [**]. Licensee shall indemnify, defend and hold harmless Licensor from and against any and all damages, losses, liabilities, settlements, costs and expenses (including court fees, arbitration fees and reasonable attorneys’ fees), caused by or arising from any suit, proceeding or claim that the provision of or use by the Licensor, Licensee or any Sublicensee of the Licensed Software or Documentation, or the entering into, or performance of the activities contemplated under this Agreement, or under any Sublicense Agreement, or under any Service Bureau Agreement, [**] provided, however, that Licensor (i) promptly notifies Licensee in writing of such suit, claim, or proceeding, (ii) gives Licensee reasonable information, assistance and cooperation required to defend such suit, claim, or proceeding, and (iii) allows Licensee to control the defense of any such action and all negotiations for its settlement or compromise. In addition, Licensor may be represented in the defense of any such claim, at Licensor’s expense, by counsel of Licensor’s selection.

9.2

Interpretation. Nothing in the Agreement and the other documents executed in connection therewith shall be interpreted to cause Licensee to incur liability for indemnification for [**] either (i) awarded applicable to periods prior to the execution

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of this Agreement or (ii) to the extent Licensor provides services under a contract which is directly between Licensor and a third party.

9.3	Licensor Indemnification. Subject to Licensee’s obligations in Sections 9.1 above, Licensor shall indemnify, defend and hold harmless Convergys against any and all damages, losses, liabilities, settlements, costs and expenses caused by or arising from any suit , proceeding or claim by an unaffiliated third party [**] that the Licensed Software Products provided under this Agreement (together, the “Software”) or the services provided pursuant to any Professional Services Agreement infringe or misappropriate any patent or other Intellectual Property right of such third party. Licensee must give prompt written notice to Licensor of any such claim or liability, and must furnish, upon Licensor’s request and at Licensor’s expense, all information and reasonable assistance available to Licensee relating to such defense. Licensor will select counsel and assume the defense of such claim or action at its cost and expense. Licensee may elect to be represented in such action by counsel of its own choosing, at its own cost and expense. Licensor will not settle any claim or suit in any manner which will result in any liability or obligation to Licensee which is not fully discharged by Licensor, without first obtaining the written consent of Licensee. If the Software becomes the subject of a claim of infringement or misappropriation, then Licensor may, at its option and expense, (x) procure for Licensee the right to continue using such Software (at no expense to Licensee), or (y) modify such Software to make it non-infringing, so long as such modification provides functionality and performance substantially equivalent to that of the unmodified Software. Licensor’s obligations under this paragraph do not apply to the extent that a claim or adverse judgment is based on (i) Software based on specifications provided by Licensee, (ii) software, equipment or services provided by Licensee, (iii) use of the Software in combination with software, equipment or services not provided by Licensor, if the Software alone would not be infringing, or (iv) any other independent basis of liability apart from the Software.

Notwithstanding any other provision of this Agreement to the contrary, if Licensee obtains from its customer a limitation on damages for intellectual property infringement, licensee shall provide licensor with the benefit of such limitation in an amount equal to one-half (1/2) of the amount negotiated by Licensee with the customer.

9.4	Insurance: Licensor shall carry general liability and casualty insurance with limits of at least $2,000,000 USD for each occurrence, workmen’s compensation insurance with limits as required by applicable state and local laws, and automobile liability insurance with limits of at least $500,000 per occurrence along with an umbrella coverage of at least $20,000,000 USD. Licensor shall maintain such insurance during the term of this Agreement. Upon Licensee’s request, but at any rate within 30 days of this Agreement and at least once per year, Licensor shall provide Licensee proof of insurance.

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10.	TERMINATION

10.1	Termination. The following set forth the rights of a Party to terminate this Agreement, as set forth below, at which time the Term of this Agreement shall be deemed to have ended, as set forth below.

10.1.1	Breach. This Agreement and all Licenses and Sublicenses and Service Bureau Agreements granted or entered into hereunder may be terminated by Licensor, if Licensee or a Sublicensee has materially breached any provision of this Agreement and such breach has remained uncured for at least forty-five (45) days following written notice thereof.

10.1.2	Termination of Sublicenses in the Event of Breach. If an act or omission of a Sublicensee confers on Licensor a right of termination under Section 10.1.1 above, then Licensor shall have the option of electing termination of Licensor’s obligations under this Agreement with respect to the particular Sublicense.

10.1.3	Natural Expiration of this Agreement. The right of Licensee to grant new Sublicenses or to enter into new Service Bureau Agreements shall terminate upon the expiration or other termination of this Agreement.

10.2	Change in Control Provisions.

10.2.1	Assignability. The rights and obligations of Licensor under this Agreement shall survive a Change in Control of Licensor and the obligations shall be assumed by and/or assigned to the assignee in connection with a Change in Control. Licensor may assign its rights and obligations under this Agreement, in whole or in part, to an assignee of any Licensed Software, provided that such assignee assumes all obligations of Licensor hereunder with respect to such assigned Licensed Software.

10.3	Effects of Termination.

10.3.1	Return of Software. Except as otherwise provided herein, within thirty (30) days after expiration or termination of this Agreement or applicable Service Bureau Agreement or Sublicense Agreement, Licensee shall return to Licensor (or, at Licensor’s option, destroy and certify in writing to Licensor that it has destroyed) the original and all copies of the Licensed Software that are in the possession of or contained in computer memory or data storage apparatus of the Licensee or under the control of Licensee and retrieve all copies in the possession of all Authorized Users, including compilations, translations, partial copies, archival copies, upgrades, updates, revisions and Documentation in Licensee’s control or possession, or destroy all such materials.

10.3.2	Survival. Provisions which would ordinarily be expected to survive termination of this Agreement shall survive. The provisions of Sections 6, 7, 8, 9, 10 and 11 shall survive the termination or expiration of this Agreement in accordance with their terms.

10.3.3	Scope of Remedy. Except as otherwise provided herein, Termination shall be in addition to, and shall not prejudice, any of the Parties’ remedies at law or in equity.

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10.3.4	Bankruptcy. In the event of a breach or a Termination this Agreement that may result from a rejection of this Agreement by the Licensor pursuant to 11 U.S.C. Section 365 in a bankruptcy case involving the Licensor, at the election of the Licensee, the Licensee may retain all of its rights, licenses and obligations, under this Agreement and under any agreement supplementary to this Agreement for the term of this Agreement and any period for which this Agreement may be extended by the Licensee.

11.	MISCELLANEOUS

11.1	Trademark and Names. This Agreement does not grant either party the right to use any trademark, trade name or logo of the other party in any advertising or promotional material, except as the Parties may otherwise separately agree in writing.

11.2	Entire Agreement. This Agreement (including its addenda) constitutes the entire agreement between Licensor and Licensee with respect to the use and license of the Licensed Software and Documentation, and hereby supersedes and terminates any prior agreements or understandings relating to such subject matter. No addendum, waiver, consent, modification, amendment or change of the terms of this Agreement shall bind either party unless in writing and signed by duly authorized officers of Licensor and Licensee.

11.3	Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable, unless such construction would materially alter the meaning of this Agreement.

11.4	Assignments. Except as expressly provided herein, this Agreement and the rights and obligations hereunder may not be assigned, sublicensed, delegated or otherwise transferred by either Party, except as part of a corporate reorganization, consolidation, merger or sale of all stock of the assigning Party or all assets of the relevant business to which this Agreement relates. For any permitted transfer, the assigning Party shall provide prompt notice of such assignment to the other Party. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties.

11.5	Notices. Any notice by a party under this Agreement shall be in writing and either personally delivered, delivered by facsimile or sent via reputable overnight courier (such as Federal Express) or certified mail, postage prepaid and return receipt requested, addressed to the other party at the address specified below or such other address of which either party may from time to time notify the other in accordance with this Section 11.5:

11.5.1	Licensor:

Attn: General Counsel

  BCGI

  55 Middlesex Turnpike

  Bedford, MA 01730

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11.5.2	Licensee:

Attn: General Counsel

  Convergys Corporation

  201 East Fourth Street

  Cincinnati, OH 45202

11.5.3	All notices shall be in English and shall be deemed effective on the date of personal delivery, upon actual receipt by the above-designated contact of a facsimile transmission, one day after deposit with an overnight courier if sent within the US to a US address, or five days after deposit in the mail if sent by certified mail.

11.6	Governing Law and Jurisdiction. The validity, construction and interpretation of this Agreement, and the rights and duties of the parties, shall be governed by and construed in accordance with the laws of the State of Ohio, excluding its choice of law rules. The parties hereto consent to the jurisdiction of the state and federal courts of the United States located in Hamilton County, Ohio in connection with any controversy arising out of the operation of this Agreement and agree not to bring any action in any other jurisdiction.

11.7	No Waiver. The waiver by either party of a breach of a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has, or may have thereunder, operate as a waiver of any right, power or privilege by such party.

11.8	Section Headings. Captions and section headings hereof are for reference purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

11.9	Non-Solicitation. During the Term of this Agreement and for a period of one (1) year thereafter, neither Party shall employ or solicit the employment of any employee or former employee of the other Party, unless such employee or former employee has not been employed by such other Party for at least one hundred eighty (180) days.

11.10	Bankruptcy. The parties specifically agree and acknowledge that in the event the Licensor becomes a debtor in a case under either chapter 7 or 11 of the United States Bankruptcy Code, this Agreement is an agreement under 11 U.S.C. Section 365 (n) and the Licensee specifically reserves and has available to it all of its rights under 11 U.S.C. Section 365 (n). The Licensor specifically agrees that it shall not, in the event it becomes a debtor in a case under either chapter 7 or chapter 11 of the United States Bankruptcy Code, seek to challenge or object to the enforcement by the Licensee of its rights under and the applicability of 11 U.S.C. Section 365 (n) to this Agreement.

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SCHEDULE B

LICENSED SOFTWARE AND RELATED BUSINESS TERMS

1.	Licensed Software. Licensed Software includes all products currently offered or offered in the future by Licensor to its license or service bureau customers, including but not limited to the products listed in the following table, which are currently offered by Licensor.

LICENSOR Licensed Software Product	Available Under this Agreement as of the Effective Date
	Service Bureau Implementations	License Model (Sublicense) Implementations
bcgi Real-Time Billing (RTB) with Session Control	Yes	Yes
bcgi Payment Manager	Yes	Yes
bcgi Mobile Guardian®	Yes	Yes

2.	Provisions Relating to Service Bureau Customers and Sublicensees.

2.1	Initiating the Sales Process.

2.1.1	As between Licensor and Licensee, Licensor shall have the right to be the initiating party for inclusion under this Agreement of any Service Bureau Customer of Licensor who is under an in-force service agreement with Licensor as of the execution of this Agreement. Inquiries made to Licensee shall be referred to Licensor. If both Parties so desire, any such pre-existing customer may become included under this Agreement under an amendment to be negotiated in good faith.

2.1.2	Either Party may initiate discussions with potential new customers.

2.2	Implementations. Service Bureau Customers will be implemented under Statements of Work or an Amendment to this Agreement, on terms consistent with this Agreement, to be negotiated in good faith and agreed-upon by both Licensor and Licensee.

3.	[**] negotiated in good faith under the Professional Services Agreement.

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4.	Press Release. The Licensor may issue a press release soon after the signing of this Agreement. Licensor shall provide a copy of the press release to the Licensee for prior written approval, not to be unreasonably withheld or delayed. Neither party will issue any other press release which refers to or mentions any trade mark, trade name or product of the other party without the other party’s prior written approval.

5.	Escrow Provisions.

5.1	Escrow.

5.1.1	Provisions for escrow are covered under a separate agreement. Release triggers are limited to (i) a chapter 7 Bankruptcy filing (or similar state insolvency proceeding) which is filed by Licensor, (ii) a Chapter 7 bankruptcy filing (or similar state insolvency proceeding) which is filed by a party other than Licensor and which is not dismissed within forty-five (45) days of such filing, (iii) Licensor’s material breach which has not been cured within 30 days notice thereof to Licensor. If the Parties are unable to reach agreement on whether a material breach has occurred, the issue shall be submitted for resolution on an expedited basis to a single arbitrator selected by the parties (or by the American Arbitration Association (“AAA”) if the parties are unable to agree on an arbitrator) for resolution in accordance with the Commercial Arbitration Rules of the AAA. Each party will pay one half the arbitrator’s fees and expenses. In any such arbitration, each side will submit its position on the issue in a statement that will not exceed (10) ten pages in length. The parties shall have an opportunity to present arguments and evidence at a hearing not to exceed three (3) days in length. The arbitrator shall choose between the two submitted positions within ten (10) days following the hearing and there shall be no requirement for a reasoned opinion. The arbitration proceedings and any decision of the arbitrators shall be confidential pursuant to Rule 408 of the Federal Rules of Evidence. Any decision by the arbitrator shall be final and binding on the parties and may be entered in any court of competent jurisdiction.

5.1.2	The requirements of the non-solicitation provisions in Section 11.9 of Schedule A shall be waived with respect to Licensee, in the event of an escrow release to Licensee.

5.1.3	The obligation to make the initial escrow deposit shall become effective upon commercial launch of the first Service Bureau Customer or Sublicensee.

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SCHEDULE C

PRICING AND RELATED BUSINESS TERMS

This Schedule sets forth the amounts to be paid by Licensee to Licensor in connection with the Licenses, for real-time billing services. Additional services shall be covered by amendment if needed.

1.	Service Bureau Customers.

1.1	RTB - See Schedule C-1. Implementation to be scoped individually for each Service Bureau Customer deployment and implementation charges agreed-upon in a Statement of Work.

1.2	Payment Services - See Schedule C-2. Implementation to be scoped individually for each Service Bureau Customer deployment and implementation charges agreed-upon in a Statement of Work.

2.	Sublicenses. Pricing for Sublicenses shall be negotiated in good faith between Licensor and Licensee under the implementation Statement of Work or via an amendment to this Agreement, with respect to each sublicense.

3.	Professional Services.

3.1	Professional Services. Licensee may elect, from time to time, to purchase additional Professional Services from Licensor beyond the services outlined in the Implementation Plan. Charges for such Professional Services will be agreed upon in the applicable Work Order. Professional Services include the performance of system set up tasks, forms modifications, additional training, special programming and project management, among other services. The charges for these Professional Services will be at a commercially reasonable rate to be agreed upon by the parties in the applicable Work Order, but in no event will exceed $[**].

4.	Terms Applicable to all Service Bureau Customers.

4.1	Payment Terms.

4.1.1	Once each month, Licensor shall invoice Licensee for all billable services and/or revenues occurring during the month (“Licensor Invoice Period”). Payment is due net [**] following the date of the invoice, unless disputed in good faith, regardless of payment terms or actual payments from the Customers. All charges are quoted in and to be paid in U.S. dollars.

4.1.2	If timely payment is not received by Licensor, Licensor may, in addition to all other remedies that it may have, charge a late payment charge on the unpaid balance, except on amounts disputed in good faith, of one percent (1%) per month or the maximum rate allowed by law, whichever is less.

4.1.3

If Licensee provides Licensor with written notice that an invoiced charge is the subject of a bona fide dispute (listing specific invoice items, and the disputed amounts and the reasons for disputing each) within [**] of receipt of the invoice containing that charge, there will be no late payment charge on the disputed

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amount until the dispute is resolved. Licensee must remit the undisputed portion of the invoice in a timely manner or Licensee shall be in default of this Agreement, which default may be cured within [**] of written notice to Licensee by Licensor.

4.3	[**] Pricing Terms.

4.3.1	Pricing to Licensee. Licensor’s pricing to Licensee for any of Licensor’s products under this Agreement [**]. Licensor will [**]. Licensor may [**].

4.3.2	Pricing to Acquiror. The [**] provisions shall not apply to provision of services and licensing by Licensor to a third party acquiring control of Licensor under a Change in Control.

5.	Change in Control. In the event of a Change in Control, the pricing for Sublicenses and Service Bureau Agreements entered into after the Change in Control shall be consistent with the pricing for such agreements that were entered into before the Change in Control.

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Schedule C-1

The following pricing applies for each Service Bureau Customer.

1.	Initial Fees

1.1	Implementation. Implementation fee will be quoted in a Statement of Work (SOW) based on Service Bureau Customer requirements (i.e. implementation timeframe, operator network integration, number of markets, partner interfaces, customer specific requirements, etc.). Commercial launch date will be determined based on the Service Bureau Customer readiness (i.e. the return of the pre-install checklist) and Licensor’s current implementation schedule. Any delays in implementation as a result of Service Bureau Customer delays may result in additional fees.

1.1.1	Implementation Fee includes the following:

•    [**]

1.1.2	Implementation Fee Does Not Include the Following:

•    [**]

1.2	SS7 - SS7 signaling is required for Real-Time Billing service. Licensor will bill for a monthly pass through cost for ISUP duplex route sets through a third party vendor (i.e. Verisign, or other).

2.	Charges

2.1	The parties will negotiate charges on a case by case basis.

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Schedule C-2

Prepaid Payment Processing Services Pricing

1.	Description of Transaction Types.

1.1	Client-Based Applications. The service provider provides a client application or program with which a user can interact directly. The specific services within this class of services include the following transaction types (“Transaction Types”):

Channel Manager – a web-based application for use by retail clerks and store managers to perform prepaid account activation and recharge.

Peer-to-Peer – an application through which distributors can resell airtime to subscribers using an application running on their handset

Credit Card Recharge Using Customer Service Screens – a service in which a customer service representative establishes a credit card profile for a subscriber, using a set of web-based screens, and the subscriber then uses that profile to purchase airtime.

Credit Card Recharge Using Self-Service Screens – a service in which an subscriber themselves enters data using a set of web-based screens, in order to establish a credit card profile and then uses that profile to purchase airtime.

IVR – use of an IVR for subscribers to purchase airtime

1.2	Clientless Applications. Transactions where the service provider provides an API (Application Programming Interface) and either Customer or Customer partners create software programs that interact with that API to perform various business functions. Specific APIs within this class of services include:

XML-Based API – an API that uses an XML framework to construct messages

ISO-8583-Based API – an API that conforms to the ISO-8583 standard that is popular with banks and retailers.

1.3	Use of an API by a specific touchpoint shall be deemed a new Transaction Type, e.g., if Service Bureau Customer has already implemented a consumer-facing website connected to an XML API, using that same XML API for an IVR shall be considered a new Transaction Type.

2.	Charges.

2.1	The parties will negotiate charges on a case by case basis.

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Schedule D

Service Bureau Agreement Minimum Terms

1.	Confidentiality provisions no less restrictive than those in the Confidentiality Agreement.

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